EXHIBIT 10.6

PATHLIGHT CAPITAL LLC

18 Shipyard Drive, Suite 2C

Hingham, MA 02043

March 24, 2020

Summer Infant (USA), Inc.

1275 Park East Drive

Woonsocket, RI 02895

Attn: Stuart Noyes, CEO

Re:       Loan Arrangement with Summer Infant, Inc., et al.

Reference is made to that certain Term Loan and Security Agreement, dated as of June 28, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), between and among Summer Infant, Inc. and Summer Infant (USA), Inc., as “Borrowers” (“Borrowers”), the guarantors from time to time party to the Loan Agreement referenced below (“Guarantors”, and together with Borrowers, “Obligors”), certain financial institutions from time to time party to the Loan Agreement referenced below (“Lenders”), and Pathlight Capital LLC, in its capacity as “Agent” for the Lenders under the Loan Agreement referenced below (“Agent”).

Reference is further made to that certain Amendment No 4 to Term Loan and Security Agreement (“Amendment No. 4”), dated as of March 10, 2020, between and among Borrowers, the other Obligors, Lenders, and Agent. Capitalized terms used herein which are defined in the Loan Agreement have the same meanings herein as therein, except to the extent such terms are amended hereby.

Borrowers, Obligors, Lenders and Agent agree that anything in Amendment No. 4 to the contrary notwithstanding, effective as of the Fourth Amendment Effective Date the definition of “IP Advance Rate” is hereby amended and restated by deleting the text thereof in its entirety and substituting in its place the following:

““IP Advance Rate: means forty-eight and seventy-five one hundredths percent (48.75%); provided, that effective as of the earlier of (i) the due date for the delivery of the Borrowing Base Certificate for September 2020 (as determined by Section 8.1 hereof), and (ii) the date of delivery of the Borrowing Base Certificate due for September 2020, and continuing monthly thereafter, the IP Advance Rate shall be reduced by one percent (1.0%) per month from the rate then in effective for the immediately preceding month.”

Except to the extent expressly provided in this letter, the terms and conditions of the Loan Agreement and each other Loan Document shall remain in full force and effect. This letter, the Loan Agreement and the other Loan Documents constitute and contain the entire agreement of the parties hereto and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

Further to our discussions, we ask that the Borrower Agent confirm Borrowers’ agreement to the foregoing matters by countersigning a copy of this letter in the space provided below and thereafter returning a signed copy to the undersigned at your earliest opportunity.

Summer Infant (USA), Inc.

Attn: Stuart Noyes, CEO

March 24, 2020

This letter shall be deemed to be a Loan Document for all purposes.

Please do not hesitate to contact us with any questions that you may have.

Very truly yours,

PATHLIGHT CAPITAL LLC,
as Agent

By	/s/ Kyle Shonak
	Name:	Kyle Shonak
	Title:	Managing Director

[Signatures continued on the following page]

THE FOREGOING IS ACKNOWLEDGED

AND AGREED TO:

BORROWERS:

SUMMER INFANT, INC.

By:	/s/ Paul Francese
	Name:	Paul Francese
	Title:	Chief Financial Officer

SUMMER INFANT (USA), INC.

By:	/s/ Paul Francese
	Name:	Paul Francese
	Title:	Chief Financial Officer

GUARANTORS:

SUMMER INFANT CANADA, LIMITED

By:	/s/ Paul Francese
	Name:	Paul Francese
	Title:	Chief Financial Officer

SUMMER INFANT EUROPE LIMITED

By:	/s/ Paul Francese
	Name:	Paul Francese
	Title:	Chief Financial Officer